Job offer - Dan Rogers

CannaSys, Inc.

Background:

CannaSys, Inc is a Colorado-based corporation who develops and acquires technologies in the cannabis industry.

Position:

Position is for Chief Financial Officer.  Employee would report directly to the position of CEO as well as the Board of Directors.

Salary:

Salary will be set to a base salary of $65,000/year, with cash bonuses up to $150,000/year

Vacation:  3 weeks (120 hours) paid vacation

Job Description:

Responsible for implementing company's financial infrastructure and all accounting and financial oversight and responsibility.  Duties also include the following:

•	Oversee other executives and staff within the organization.

•	Meet with board of directors and other executives to determine if company is in accordance with goals and policies.

•	Oversee all budgets

•	Budget expenses to be in-line with financial goals

•	Prepare and work with accountants in the preparation of all quarterly and annual filings

•	Set revenue and profitability goals, by quarter

•	Work with sales team for both in-state and nationwide presence of product lines.

•	Oversee sales and marketing to ensure that targets are being met

•	Implement and institute strong governance and financial processes

•	Work with contacts in the industry to gain visibility and strategic partnerships.

•	Build strong media presence for company.

•	Nominate people to advisory boards and commissions.

•	Direct the organization's financial goals, objectives, and budgets.

•	Implement the organization's guidelines on a day-to-day basis.

•	Hire, train, and terminate employees.

•	Develop and implement strategies and set the overall direction of a certain area of the company or organization.

•
Oversee the investment of funds and manage associated risks, supervise cash management activities, execute capital-raising strategies to support a firm's expansion, and deal with mergers and acquisitions.

•	Provide visionary and strategic leadership for the organization.

•	Collaborate with the CEO to develop the policies and direction of the organization.

•	Develop and maintain relationships with other associations, industry, and government officials that are in the best interest of the company.

•	Provide adequate and timely information to the Board to enable it to effectively execute its oversight role.

•	Direct staff, including organizational structure, professional development, motivation, performance evaluation, discipline, compensation, personnel policies, and procedures.

Accepted and Agreed on

/s/ Dan Rogers                                                                               /s/ Brandon Jennewine
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Dan Rogers                                                                                     CannaSys, Inc